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                                                                     EXHIBIT 3.7


                                                            RECEIVED
                                                           JUL 1  1994
                                                       SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                      AMERISTAR CASINO COUNCIL BLUFFS, INC.

        Pursuant to the Section 201 of the Iowa Business Corporation Act, the undersigned, acting as Incorporator of a Corporation, adopts the following Articles of Incorporation for the Corporation.

                                    ARTICLE I

                                      NAME

        The name of this Corporation is:

                                Ameristar Casino Council Bluffs, Inc.

                                   ARTICLE II

                                AUTHORIZED STOCK

        Section 1. COMMON STOCK. The number of shares the Corporation is authorized to issue is Fifty Thousand (50,000) shares of Common Stock having a stated $.01 par value per share, each share being entitled to one (1) vote, which will be non-cumulative, and will share equally in the management of the business of the Corporation and in its liquidation.

        Section 2. OTHER RIGHTS. The Board of Directors may grant rights, warrants, or options to subscribe for, purchase, or otherwise acquire any share of stock in the Corporation, now, or hereinafter authorized, or any bonds or obligations for securities of the Corporation, under any terms or conditions.

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                                   ARTICLE III

                                REGISTERED AGENT

        The Registered Agent of this Corporation is C-T Corporation System, 2222 Grand Avenue, Des Moines, Iowa 50312.


                                   ARTICLE IV

                                  INCORPORATOR

        The Incorporator of this Corporation shall be:

                                    Lyle L. Simpson
                                    1200 Hub Tower, 699 Walnut
                                    Des Moines, Iowa 50309-3940

                                    ARTICLE V

                                    DURATION

        The Corporation shall have perpetual duration and shall commence on the date of filing of record with approval of these Articles by the Secretary of State of the State of Iowa.

                                   ARTICLE VI

                                PLACE OF BUSINESS

        The principal place of business of this Corporation shall be in Pottawattamie County, Iowa; provided, however, that it may transact any and all business at any place not otherwise restricted by law, within or outside the State of Iowa.

                                   ARTICLE VII

                                INITIAL DIRECTOR

        The initial Director of this Corporation shall be:

        Craig H. Neilsen
        550 Blue Lakes Boulevard N.
        Twin Falls, ID 83303


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                                  ARTICLE VIII

                                PUBLIC LIABILITY

        A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by law as currently in effect or as the same may hereafter be amended.

        No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

                                   ARTICLE IX

                               PURPOSES AND POWERS

        This Corporation shall have unlimited power to engage in, and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Iowa Business Corporation Act.

        Dated at Des Moines, Iowa this 30th day of June, 1994.

                                                   INCORPORATOR:

                                                   /s/ LYLE L. SIMPSON
                                                   -----------------------------
                                                   Lyle L. Simpson



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STATE OF IOWA  )
               )SS
COUNTY OF POLK )



        On this 30 day of June, 1994, before me personally appeared Lyle L. Simpson to me known to be the person named in and who executed the foregoing Articles of Incorporation, and acknowledged that he executed the same as his voluntary act and deed.

                                                /s/  JEFFREY N. KARCH
                                       -----------------------------------------
                                              NOTARY PUBLIC IN AND FOR THE
                                                     STATE OF IOWA

NOTARY SEAL:

JEFFREY N. KARCH
MY COMMISSION EXPIRES
      5-31-97
---------------------


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